Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Second Quarter 2020 Results

Portsmouth, NH (August 6, 2020) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2020.
Second Quarter 2020 Highlights
•Net sales were $358.2 million for the second quarter of 2020, compared to net sales of $662.0 million for the second quarter of 2019.
•GAAP net loss was $25.1 million for the second quarter of 2020, compared to net loss of $4.8 million for the second quarter of 2019.
•Adjusted gross margin* was $65.2 million for the second quarter of 2020, compared to adjusted gross margin of $48.3 million for the second quarter of 2019.
•Adjusted EBITDA* was $28.0 million for the second quarter of 2020, compared to adjusted EBITDA of $9.7 million for the second quarter of 2019.
"Sprague enjoyed a record second quarter as we capitalized on storage assets and benefited from a supportive market structure," said David Glendon, President and Chief Executive Officer.

Refined Products
•Volumes in the Refined Products segment decreased 5% to 264.3 million gallons in the second quarter of 2020, compared to 279.6 million gallons in the second quarter of 2019.
•Adjusted gross margin in the Refined Products segment increased $25.2 million, or 91%, to $52.9 million in the second quarter of 2020, compared to $27.6 million in the second quarter of 2019.
“While demand destruction associated with the pandemic led to reduced volumes in transportation fuels, storage capabilities generated substantial value in the quarter," stated Mr. Glendon.

Natural Gas
•Natural Gas segment volumes decreased 14% to 11.1 million Bcf in the second quarter of 2020, compared to 12.9 million Bcf in the second quarter of 2019.
•Natural Gas adjusted gross margin decreased $6.9 million, or 148%, to $(2.2) million for the second quarter of 2020, compared to $4.6 million for the second quarter of 2019.
"Natural Gas results declined as our commercial and industrial customers curtailed usage due to the pandemic," added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin decreased by $1.4 million, to $12.9 million for the second quarter of 2020, compared to $14.3 million for the second quarter of 2019.

         * Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

"Materials Handling declined primarily due to the expiration of a crude-by-rail contract last year at Kildair and the elimination of newsprint handling in Maine, partially offset by increases in windmill activity."
2020 Guidance
Assuming normal weather and market structure conditions, we expect to achieve the following:
•Adjusted EBITDA is expected to be in the range of $105 million to $120 million.

Quarterly Distribution
On July 24, 2020, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended June 30, 2020, and is equal to distributions in the first quarter in 2019. Sprague also announced that Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson Inc. and the owner of Sprague’s General Partner will receive cash, in respect of the incentive distribution rights payable in connection with the distribution for the second quarter of 2020. The distribution will be paid on August 10, 2020, to unitholders of record as of the close of business on August 4, 2020.
Financial Results Conference Call
Management will review Sprague’s second quarter 2020 financial results in a teleconference call for analysts and investors today, August 6, 2020.
Date and Time:        August 6, 2020 at 1:00 PM ET
Dial-in Numbers:    (866) 516-2130 (U.S. and Canada)
(678) 509-7612 (International)
Participation Code:    4867387
Participants can dial in up to 30 minutes prior to the start of the call. The conference call may also be accessed live by webcast link: https://edge.media-server.com/mmc/p/3bfzrfts. This link is also available on the "Investor Relations - Calendar of Events" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year. Certain non-GAAP financial information included in the earnings call will we available at the time of the call on the "Investor Relations - Featured Documents" section of Sprague's website.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$358,214	$662,018	$1,318,093	$1,920,326
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	325,233	608,660	1,175,252	1,767,772
Operating expenses	18,471	21,075	39,283	44,864
Selling, general and administrative	18,923	17,827	38,956	38,739
Depreciation and amortization	8,518	8,408	17,115	16,797
Total operating costs and expenses	371,145	655,970	1,270,606	1,868,172
Operating (loss) income	(12,931)	6,048	47,487	52,154
Other Income	64	128	64	128
Interest income	72	140	248	326
Interest expense	(10,788)	(10,038)	(22,074)	(21,997)
(Loss) income before income taxes	(23,583)	(3,722)	25,725	30,611
Income tax provision	(1,542)	(1,056)	(4,113)	(1,469)
Net (loss) income	(25,125)	(4,778)	21,612	29,142
Incentive distributions declared	(2,072)	(2,055)	(4,144)	(4,110)
Limited partners' interest in net (loss) income	$(27,197)	$(6,833)	$17,468	$25,032
Net (loss) income per limited partner unit:
Common - basic	$(1.19)	$(0.30)	$0.76	$1.10
Common - diluted	$(1.19)	$(0.30)	$0.76	$1.10
Units used to compute net income per limited partner unit:
Common - basic	22,922,902	22,733,977	22,871,943	22,733,977
Common - diluted	22,922,902	22,733,977	22,937,273	22,754,556
Distribution declared per unit	$0.6675	$0.6675	$1.3350	$1.3350

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	264,332	279,562	744,813	829,054
Natural gas (MMBtus)	11,141	12,929	29,469	32,733
Materials handling (short tons)	391	523	1,277	1,445
Materials handling (gallons)	148,872	144,687	227,319	250,910
Net Sales:
Refined products	$292,889	$584,313	$1,134,831	$1,704,436
Natural gas	47,988	58,108	143,766	172,275
Materials handling	12,974	14,313	28,531	30,794
Other operations	4,363	5,284	10,965	12,821
Total net sales	$358,214	$662,018	$1,318,093	$1,920,326
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating (loss) income	$(12,931)	$6,048	$47,487	$52,154
Operating costs and expenses not allocated to operating segments:
Operating expenses	18,471	21,075	39,283	44,864
Selling, general and administrative	18,923	17,827	38,956	38,739
Depreciation and amortization	8,518	8,408	17,115	16,797
Add/(deduct):
Change in unrealized gain on inventory	32,326	364	18,775	4,598
Change in unrealized value on natural gas transportation contracts	(123)	(5,446)	(13,322)	(13,434)
Total adjusted gross margin:	$65,184	$48,276	$148,294	$143,718
Adjusted Gross Margin:
Refined products	$52,861	$27,646	$88,650	$72,384
Natural gas	(2,245)	4,647	27,542	36,968
Materials handling	12,895	14,334	28,476	30,785
Other operations	1,673	1,649	3,626	3,581
Total adjusted gross margin	$65,184	$48,276	$148,294	$143,718

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(25,125)	$(4,778)	$21,612	$29,142
Add/(deduct):
Interest expense, net	10,716	9,898	21,826	21,671
Tax provision	1,542	1,056	4,113	1,469
Depreciation and amortization	8,518	8,408	17,115	16,797
EBITDA	$(4,349)	$14,584	$64,666	$69,079
Add/(deduct):
Change in unrealized gain on inventory	32,326	364	18,775	4,598
Change in unrealized value on natural gas transportation contracts	(123)	(5,446)	(13,322)	(13,434)
Acquisition related expenses	1	2	1	9
Other adjustments (1)	161	174	320	346
Adjusted EBITDA	$28,016	$9,678	$70,440	$60,598
Add/(deduct):
Cash interest expense, net	(8,314)	(8,587)	(18,144)	(19,040)
Cash taxes	(1,659)	(1,726)	(4,719)	(1,115)
Maintenance capital expenditures	(1,271)	(2,029)	(4,034)	(3,495)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	853	140	1,261	(57)
Other	(456)	(128)	564	(128)
Distributable cash flow	$17,169	$(2,652)	$45,368	$36,763
 (1)    Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.